SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street, Mount Airy, NC	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 25, 2013, Surrey Bancorp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s Board of Directors. Proposal 2, the non-binding Advisory Resolution on Executive Compensation passed and Proposal 3 adopted an advisory vote on executive compensation every three years. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on April 2, 2013, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1: Proposal to elect seven directors to serve a one year term until the Annual Meeting of Shareholders in 2014 or until their successors have been elected and qualified.

	VOTES FOR	WITHHELD	BROKER NON-VOTES

Edward C. Ashby, III	1,943,171	6,684	-0-
Elizabeth J. Lovill	1,925,956	23,899	-0-
Robert H. Moody	1,948,187	1,668	-0-
F. Eugene Rees	1,931,353	18,502	-0-
Tamra W. Thomas	1,946,749	3,106	-0-
Tom G. Webb	1,945,679	4,176	-0-
Buddy E. Williams	1,948,187	1,668	-0-

Proposal 2: Non-binding Advisory Resolution on Executive Compensation

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES

Total	1,880,998	47,879	20,978	-0-

Proposal 3: Frequency on an advisory vote on executive compensation.

	1 Year	2 Years	3 Years	Abstain	BROKER NON-VOTES

Total	84,846	27,319	1,802,264	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: April 30, 2013	By:	/s/ Mark H. Towe
Mark H. Towe, Chief Financial Officer